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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM 8-K

                                Current Report
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                         Date of Report: July 15, 1999

                       INTERNEURON PHARMACEUTICALS, INC.
            (Exact name of registrant as specified in its charter)

                                   DELAWARE
                (State or other jurisdiction of incorporation)

            0-18728                              04-3047911
     (Commission File No.)           (I.R.S. Employer Identification No.)

     99 Hayden Avenue
     Lexington, MA 02421-7966
     (Address of Principle Executive Offices)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (781) 861-8444

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.


On July 15, 1999, Interneuron Pharmaceuticals, Inc .( the "Company") entered into agreements and transactions (the "CPEC Exchange Transactions") pursuant to which the Company acquired from its previously majority-owned subsidiary, Incara Pharmaceuticals, Inc., formerly Intercardia, Inc. ("Incara"), a 65% interest in CPEC LLC. In exchange, Incara redeemed 4,229,381 of the 4,511,084 shares of Incara common stock previously owned by the Company (the "Redeemed Shares") and the Company cancelled a promissory note issued by Incara to the Company in a related transaction, as described below.

CPEC LLC is a newly-formed Delaware limited liability company that is a successor to CPEC, Inc., a Nevada corporation. Immediately prior to the CPEC Exchange Transactions, the common stock of CPEC, Inc. was owned 19.9% by the Company and 80.1% by Incara. As a result of the CPEC Exchange Transactions, the limited liability company interests in CPEC LLC are owned
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65% by the Company and 35% by Incara and the Company's percentage ownership of
Incara's outstanding common stock has been reduced from approximately 61% to approximately 9%.

CPEC is engaged in developing bucindolol (known as BEXTRA/R/) for congestive heart failure and left ventricular dysfunction and holds an exclusive worldwide license for this use from Bristol-Myers Squibb Company. In the United States, bucindolol is currently being tested in a 2,708 patient phase 3 clinical trial known as BEST (Beta-blocker Evaluation of Survival Trial) that is being co-sponsored by the National Institutes of Health and the Department of Veterans Affairs. In December 1996, CPEC and Incara entered into a Development, Manufacturing, Marketing and License Agreement (the "Knoll Agreement") licensing to BASF Pharma /Knoll AG ("Knoll") development and marketing rights to bucindolol outside the United States and Japan (the "Knoll Territory"). Knoll and Incara are currently sponsoring a 2000 patient clinical trial in Europe known as BEAT (Bucindolol Evaluation after Acute myocardial infarction Trial).

The Company, CPEC LLC and Incara entered into an Amended and Restated Limited Liability Company Agreement ( the "LLC Agreement") governing the rights, powers, and obligations of the Company and Incara as the members of CPEC LLC. The
LLC Agreement generally provides for the Company and Incara to fund and share development costs of bucindolol in the United States and Japan (the "CPEC Territory") and to share profits and losses of CPEC LLC in the same percentage as their respective ownership of CPEC LLC, subject to adjustment in certain circumstances. The Company and Incara have agreed to a budget covering third party costs of bucindolol development through September 2000. Both the Company and Incara will perform certain services on behalf of CPEC but will not generally be entitled to reimbursement of internal costs. Based on the Company's current cash resources, it intends to seek additional funds for payment of its obligations to CPEC under the LLC Agreement as well as to fund its other drug development programs and commitments.

The Board of Directors of CPEC LLC consists of three designees of the Company and two designees of Incara. Development of bucindolol will be supervised by a committee comprised of an equal number of designees from the Company and Incara. The development committee will be chaired by the Company and the Company will have final decision making authority on matters related to the development of bucindolol. In connection with the CPEC Exchange Transactions, Glenn L. Cooper, M.D., the Company's President and Chief Executive Officer, resigned as Chairman of the Board and director of Incara.

CPEC and Incara entered into an Assignment and Assumption and License Agreement (the "Assignment and License") pursuant to which (i) CPEC assigned to Incara all its rights, and Incara assumed all of CPEC's liabilities, under the Knoll Agreement, except for the Company's 19.9% portion of CPEC's pre-CPEC Exchange Transactions liability to Knoll (approximately $250,000) and (ii) CPEC licensed to Incara development and marketing rights in the Knoll Territory, subject to the Knoll Agreement. In exchange, Incara agreed to pay CPEC a royalty based on net sales of bucindolol in the Knoll Territory and 65% of a milestone payment payable by Knoll if net sales in the Knoll Territory exceed a specified amount. Under the LLC Agreement, all payments received by CPEC under the Assignment and License will be distributed to the Company.
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Pursuant to the Exchange Agreement between the Company and Incara (the "Exchange
Agreement"), the Company obtained 65% of the limited liability company interests in CPEC LLC in exchange for the redemption by Incara of the Redeemed Shares and cancellation by the Company of a note received by the Company from Incara for purchase of the Company's CPEC, Inc. common stock. The 281,703 shares of Incara common stock were retained by the Company (the "Retained Shares") in lieu of the shares of Incara common stock the Company would have been entitled to receive from Incara as the second installment of the merger consideration payable in August 1999 in connection with the May 1998 merger of Transcell Technologies, Inc. into Incara (the "Transcell Merger"). The Exchange Agreement also provides for the Company to assume 45% of Incara's obligations under the acquisition agreement dated as of May 13, 1994 (the agreement under which Incara initially acquired CPEC) for Additional Purchase Price (as defined in that agreement) payable in Company Common Stock to the sellers. The Company's maximum potential liability under this provision is approximately $1,700,000. The Exchange Agreement also provides for the Company and Incara to indemnify each other for certain liabilities relating to CPEC.

The Company and Incara also entered into a registration rights agreement. Under this agreement, Incara granted the Company certain registration rights under the Securities Act of 1933 relating to the Retained Shares as well as other shares of Incara common stock the Company has the right to receive in the future, including those issuable in February 2000 as the third installment of the Transcell Merger consideration.

The foregoing discussion is qualified in its entirety by the terms of the following agreements, all dated July 15, 1999:

     - Exchange Agreement between the Company and Incara
     - Amended and Restated Limited Liability Company Agreement among the Company, Incara and CPEC LLC and
     - Assignment and Assumption and License Agreement between CPEC LLC and
     Incara

which are filed as Exhibits 10.108, 10.109 and 10.110, respectively, to this Form 8-K and incorporated by reference herein. Unless the context indicates otherwise, all references to CPEC in this Form 8-K include CPEC LLC and its predecessor, CPEC, Inc.

The Company will reflect the CPEC Exchange Transactions in its consolidated financial statements as of July 15, 1999 by removing from them the consolidated financial statements of Intercardia and commencing consolidation of CPEC LLC. Interneuron will use the purchase method of accounting for the acquisition of a majority and controlling interest in CPEC LLC and expects to
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incur a noncash charge of approximately $2,000,000 to $4,000,000 related to these transaction in fiscal 1999.

  Statements in this Form 8-K that are not statements or descriptions of historical facts are "forward-looking" statements under Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995 and are subject to numerous risks and uncertainties. These forward-looking statements and other forward-looking statements made by the Company or its representatives are based on a number of assumptions. The words "believe," "expect," "anticipate," "intend," "estimate" or other expressions which are predictions of or indicate future events and trends and which do not relate to historical matters identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements as they involve risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, including those set forth under "Risk Factors" and elsewhere in, or incorporated by reference into, the Company's Form 10-K for its fiscal year ended September 30, 1998. These factors include, but are not limited to, risks relating to the Redux-related litigation, including the risk that the proposed settlement of the product liability litigation will not be finally approved; uncertainties relating to clinical trials, regulatory approval and commercialization of citicoline; need for additional funds and corporate partners; uncertainties relating to clinical trials, regulatory approval and commercialization of other products; substantial losses from operations and expected future losses; minimal revenues; product liability; dependence on third parties for manufacturing and marketing; competition; government regulation; contractual arrangements; patents and proprietary rights; dependence on key personnel; uncertainty regarding pharmaceutical pricing and reimbursement and other risks. The forward-looking statements represent the Company's judgment and expectations as of the date of this Report. The Company assumes no obligation to update any such forward-looking statements.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION, AND EXHIBITS.

(a)  Financial statements of businesses acquired.

Not applicable.

(b)  Pro forma financial information.

As of the date of filing of this Current Report on Form 8-K, it is impracticable for the Registrant to provide the pro forma financial information required by this Item 7(b). In accordance with

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Item 7(b) of Form 8-K, such pro forma financial information shall be filed by amendment to this Form 8-K no later than 60 days after July 29, 1999.

(c)  Exhibits


10.108 Exchange Agreement dated July 15, 1999 between Intercardia, Inc. and Interneuron Pharmaceuticals, Inc.

10.109 Amended and Restated Limited Liability Company Agreement of CPEC LLC dated July 15, 1999 among CPEC LLC, Interneuron Pharmaceuticals, Inc. and Intercardia, Inc.

10.110 Assignment, Assumption and License Agreement dated July 15, 1999 by and between CPEC LLC and Intercardia, Inc.

99.1    Press release dated July 16, 1999
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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

          INTERNEURON PHARMACEUTICALS, INC.

          By:


                /s/ Glenn L. Cooper, M.D.
               _______________________________
               Glenn L. Cooper, M.D.
               President and Chief Executive Officer

Date: July 29, 1999